UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 29, 2025

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd.

Charlotte, North Carolina 28217

(Address of principal executive offices) (Zip Code)

(704) 414-4700

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2025, Six Flags Entertainment Corporation (the “Company”) entered into a Consultant Agreement with Selim Bassoul (the “Consulting Agreement”), effective January 1, 2026, pursuant to which the Mr. Bassoul will provide advisory services in connection with the Company’s project at Qiddiya in Riyadh, Saudi Arabia through December 31, 2026. The services include overseeing development of the Qiddiya location, serving as the primary liaison with local operating partners and government stakeholders, facilitating introductions and knowledge transfer to the Company’s Chief Executive Officer or his designee(s), and supporting operations through and for 90 days following the grand opening. Under the Consulting Agreement, Mr. Bassoul will receive a total fee of $1,550,000, plus reimbursement of reasonable and necessary expenses. The Consulting Agreement contains customary terms, including confidentiality, limitation of liability, independent contractor status, non-solicitation, dispute resolution, mutual indemnification and a limited non-compete.

The foregoing description of the Consultant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consultant Agreement, a copy of which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2026	SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

	By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Chief Financial Officer